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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 March 17, 1998
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                             Wang Laboratories, Inc.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



         1-5677                                04-2192707
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(Commission File Number)            (IRS Employer Identification No.)



  600 Technology Park Drive, Billerica, Massachusetts               01821
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (978) 967-5000
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ITEM 5. OTHER EVENTS.

        On March 18, 1998 Wang Laboratories, Inc. ("Wang") announced that it had completed the previously announced purchase of Olsy, the wholly-owned information technology solutions and service subsidiary of Olivetti S.p.A. Wang also finalized a $500 million multicurrency revolving credit agreement designed to support the development of the combined business.



ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

    (c) Exhibits

Item                               Description
----                               -----------

1.      Press release "Wang Global and Olivetti finalize Olsy transaction"

2. Stock Purchase Agreement by and among Wang Laboratories, Inc., Wang Nederland BV, Ing. C. Olivetti & C. S.P.A., Olivetti Sistemas e Servicios Limitada and Olivetti do Brasil S.A.

3. Credit Agreement among Wang Laboratories, Inc., Various Subsidiary Borrowers, Various Lending Institutions, Bankers Trust Company, as Administrative Agent and Arranger and National Westminster Bank Plc, as Syndication Agent and Arranger and Lehman Commercial Paper Inc., as Documentation Agent and Co-Arranger





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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             WANG LABORATORIES, INC.



Dated:  MARCH 31, 1998      By: /s/  Albert A. Notini
        --------------         ------------------------------
                                Senior Vice President and
                                General Counsel





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                                  EXHIBIT INDEX


Exhibit No.                        Description
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1.         Press release "Wang Global and Olivetti finalize Olsy transaction"

2. Stock Purchase Agreement by and among Wang Laboratories, Inc., Wang Nederland BV, Ing. C. Olivetti & C. S.P.A., Olivetti Sistemas e Servicios Limitada and Olivetti do Brasil S.A.

3. Credit Agreement among Wang Laboratories, Inc., Various Subsidiary Borrowers, Various Lending Institutions, Bankers Trust Company, as Administrative Agent and Arranger and National Westminster Bank Plc, as Syndication Agent and Arranger and Lehman Commercial Paper Inc., as Documentation Agent and Co-Arranger